UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

DCI USA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Bond Street Great Neck, New York 11021
(Address of principal executive offices)

(212) 994-9594
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2007, DCI USA, Inc. (the “Company”) and its wholly-owned subsidiary, 231 Norman Avenue LLC (“231 NA”), entered into a Loan Agreement with World Group Shipping Ltd. (“WGS”). Pursuant to the Loan Agreement, WGS agreed to loan $1 million to the Company and 231 NA. The aggregate principal amount, plus interest accruing at a rate of 1.5% per month, shall be due and payable six months from the closing of the agreement. As of December 12, 2007, WGS had transferred $400,000 of the $1 million loan to the Company. The balance of the loan is expected to be transferred by December 31, 2007. The Company paid an initiation fee of $8,000 to WGS in connection with the loan.

In exchange for such loan, on December 12, 2007, 231 NA gave WGS a promissory note evidencing the loan, as well as an option to purchase units in the Company’s 231 Norman Avenue project at a price equal to 20% less than the then current market price for such units. In addition, and as further consideration for the loan, the Company has agreed to give WGS, an option, at WGS’s discretion, to either purchase the 30% membership interests the Company owns, through 231 NA, in 231 Norman Avenue Property Development, LLC for the sum of $2 million, or to purchase the 100% ownership interest the Company has in 231 NA, for the sum of $2 million. Each of these options expires the later of either six months from November 28, 2007, or the loan and any accrued interest is repaid. The promissory note executed by 231 NA evidencing the loan, may be prepaid in whole or in part, without penalty upon ten days prior written notice to WGS.

In addition, on December 5, 2007, the Company entered into a Share Acquisition Option Agreement with WGS. Pursuant to this agreement, the Company granted WGS an irrevocable option to purchase 100% of the Company’s issued and fully paid for share capital in Gunther Wind Energy Ltd. The aggregate purchase price to be paid by WGS to the Company upon exercise of such option shall be an amount equal to $2,450,000. The option is exercisable by WGS, in its sole and absolute discretion, for a period ending February 28, 2008. In the event WGS does not exercise its option prior to this time period, the option shall automatically expire.

For all the terms and provisions of the Loan Agreement dated November 28, 2007, reference is hereby made to such agreement annexed hereto as Exhibit 10.20. For all the terms and provisions of the Promissory Note, reference is hereby made to such note annexed hereto as Exhibit 10.21. For all the terms and provisions of the Share Acquisition Option Agreement dated December 5, 2007, reference is hereby made to such agreement annexed hereto as Exhibit 10.22. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.    Not applicable
(c) Exhibits

10.20	Loan Agreement dated November 28, 2007, between World Group Shipping Ltd., DCI USA, Inc., and 231 Norman Avenue LLC.

10.21	Promissory Note between 231 Norman Avenue, LLC dated December 12, 2007.

10.22	Share Acquisition Option Agreement dated December 5, 2007, between DCI USA, Inc. and World Group Shipping Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007

DCI USA, INC. (Registrant)

By:	/s/ Marc Narboni
Name: Title:	Marc Narboni Chief Executive Officer